RBC Capital Markets®	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-163632

Pricing Supplement Dated October 7, 2010 to the Product Prospectus Supplement ERN-ES-1 Dated January 13, 2010, Prospectus Dated January 11, 2010, and Prospectus Supplement Dated January 11, 2010	$3,000,000 Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012 Royal Bank of Canada

Royal Bank of Canada is offering the Bullish Enhanced Return Notes (the “Notes”) linked to the performance of an equally weighted Basket consisting of equity securities of the following 18 publicly traded companies: American International Group, Inc., Baidu, Inc., Barrick Gold Corporation, Bunge Limited, Cabot Oil & Gas Corporation, Chipotle Mexican Grill, Inc., FedEx Corp., Freeport-McMoRan Copper & Gold Inc., Google Inc., Hess Corporation, Las Vegas Sands Corp., Newmont Mining Corporation, Petroleo Brasileiro S.A. – Petrobras, Plains Exploration & Production Company, Silver Wheaton Corporation, Suncor Energy, Inc., United Continental Holdings Inc. and Wynn Resorts Limited.

The CUSIP number for the Notes is 78008KPK3. The Notes provide a 300% leveraged return if the Percentage Change of the Basket is positive, subject to the Maximum Redemption Amount of 140% of the principal amount of the Notes. The Notes do not pay interest, and investors are subject to one-for-one loss of the principal amount of the Notes for any percentage decrease in the value of the Basket between the Pricing Date and the Valuation Date. Any payments on the Notes are subject to our credit risk.

Issue Date: October 12, 2010

Maturity Date: October 10, 2012

The Notes will not be listed on any U.S. securities exchange.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” beginning on page PS-4 of the product prospectus supplement dated January 13, 2010.

The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Price to public	100%	$3,000,000
Underwriting discounts and commissions	2%	$60,000
Proceeds to Royal Bank of Canada	98%	$2,940,000

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize.  These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes.  As a result, you may experience an immediate and substantial decline in the market value of your Notes on the Issue Date.

RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $20 per $1,000 in principal amount of the Notes. The price of the Notes also included a profit of $15 per $1,000 in principal amount of the Notes earned by Royal Bank of Canada in hedging its exposure under the Notes. The total of the commission received by RBCCM and the hedging profits of Royal Bank of Canada was $35 per $1,000 in principal amount of the Notes.

We may use this pricing supplement in the initial sale of the Notes.  In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after their initial sale.  Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Global Medium-Term Notes, Series D

Underwriter:	RBC Capital Markets Corporation

Reference Asset:
The Notes are linked to the value of an equally weighted basket (the “Basket”) of equity securities of 18 publicly traded companies (each, a “Reference Stock,” collectively, the “Reference Stocks”). The 18 equity securities, their respective Component Weights and their Initial Prices are indicated in the table below.

Currency:	U.S. Dollars

Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof

Pricing Date:	October 7, 2010

Issue Date:	October 12, 2010

CUSIP:	78008KPK3

Valuation Date:	October 8, 2012

Payment at Maturity (if held to maturity):	If, on the Valuation Date, the Percentage Change is zero or positive, then the investor will receive an amount per $1,000 principal amount per Note equal to the lesser of:

1. Principal Amount + (Principal Amount x Percentage Change x Leverage Factor); and 2. Maximum Redemption Amount

If, on the Valuation Date, the Percentage Change is negative, then the investor will receive a cash payment equal to:

Principal Amount + (Principal Amount x Percentage Change)

Percentage Change:
The Percentage Change will equal an amount, expressed as a percentage and rounded to two decimal places, equal to the sum of the Weighted Component Changes for the Reference Stocks. The Weighted Component Change for each Reference Stock will be determined as follows:

	Component Weight x	Final Price - Initial Price Initial Price

Final Price:	The closing price per share of a Reference Stock on the Valuation Date.

Leverage Factor:	300% (subject to the Maximum Redemption Amount)

Maximum Redemption Amount:	140% multiplied by the principal amount

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

The Basket:	Equity Securities of	Bloomberg Ticker	Component Weight	Initial Price in ($)
	American International Group, Inc.	AIG	5 5/9%	40.47
	Baidu, Inc.	BIDU	5 5/9%	98.49
	Barrick Gold Corporation	ABX	5 5/9%	47.68
	Bunge Limited	BG	5 5/9%	58.76
	Cabot Oil & Gas Corporation	COG	5 5/9%	31.34
	Chipotle Mexican Grill, Inc.	CMG	5 5/9%	177.01
	FedEx Corp.	FDX	5 5/9%	86.74
	Freeport-McMoRan Copper & Gold Inc.	FCX	5 5/9%	91.40
	Google Inc.	GOOG	5 5/9%	530.01
	Hess Corporation	HES	5 5/9%	61.81
	Las Vegas Sands Corp.	LVS	5 5/9%	35.78
	Newmont Mining Corporation	NEM	5 5/9%	63.03
	Petroleo Brasileiro S.A. – Petrobras	PBR	5 5/9%	33.89
	Plains Exploration & Production Company	PXP	5 5/9%	27.42
	Silver Wheaton Corporation	SLW	5 5/9%	26.04
	Suncor Energy, Inc.	SU	5 5/9%	33.51
	United Continental Holdings Inc.	UAL*	5 5/9%	25.72
	Wynn Resorts Limited	WYNN	5 5/9%	89.27

* Prior to October 1, 2010, the trading symbol for this Reference Stock was "UAUA."

Maturity Date:	October 10, 2012, subject to extension for market and other disruptions, as described in the product prospectus supplement.

Term:	Approximately two (2) years

Principal at Risk:
The Notes are NOT principal protected.  You may lose a substantial portion of your principal amount at maturity if there is a percentage decrease in the value of the Basket between the Pricing Date and the Valuation Date.

Calculation Agent:	RBC Capital Markets Corporation

U.S. Tax Treatment:
By purchasing a Note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the Note as a pre-paid cash-settled derivative contract for U.S. federal income tax purposes.  However, the U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different from that described in the preceding sentence.  Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 13, 2010 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to the Notes.

Secondary Market:
RBC Capital Markets Corporation (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issue Date.  The amount that you may receive upon sale of your Notes prior to maturity may be less than the principal amount of your Notes.

Listing:	The Notes will not be listed on any securities exchange.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities—Ownership and Book-Entry Issuance” in the prospectus dated January 11, 2010).

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on pages P-2 and P-3 of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement dated January 13, 2010, as modified by this pricing supplement.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 11, 2010, as supplemented by the prospectus supplement dated January 11, 2010 and the product prospectus supplement dated January 13, 2010, relating to our Senior Global Medium-Term Notes, Series D, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.  The Notes vary from the terms described in the product prospectus supplement in several important ways.  You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 13, 2010, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000063/m18100424b3.htm

Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000064/f17102424b3.htm

Product Prospectus Supplement ERN-ES-1 dated January 13, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000116/f112104424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

HYPOTHETICAL RETURNS

The examples set out below are included for illustration purposes only. The hypothetical Percentage Changes of the Basket used to illustrate the calculation of the Payment at Maturity are not estimates or forecasts of the Final Price of any Reference Stock. All examples are based upon the Leverage Factor of 300%, the Maximum Redemption Amount of 140% of the principal amount, and assume that a holder purchased Notes with an aggregate principal amount of $1,000 and that no market disruption event occurs on the Valuation Date.

Example 1—	Calculation of the Payment at Maturity where the Percentage Change is positive.

	Percentage Change:	5%

	Payment at Maturity:	$1,000 + ($1,000 x 5% x 300%) = $1,000 + $150 = $1,150

	On a $1,000 investment, a 5% Percentage Change results in a Payment at Maturity of $1,150, a 15% return on the Notes.

Example 2—	Calculation of the Payment at Maturity where the Percentage Change is positive (and the Payment at Maturity is subject to the Maximum Redemption Amount).

	Percentage Change:	47%

	Payment at Maturity:	$1,000 + ($1,000 x 47% x 300%) = $1,000 + $1,410 = $2,410 however, the Maximum Redemption Amount is $1,400.

	On a $1,000 investment, a 47% Percentage Change results in a Payment at Maturity of $1,400, a 40% return on the Notes.

Example 3—	Calculation of the Payment at Maturity where the Percentage Change is negative.

	Percentage Change:	-20%

	Payment at Maturity:	$1,000 + ($1,000 x -20%) = $1,000 - $200 = $800

	On a $1,000 investment, a -20% Percentage Change results in a Payment at Maturity of $800, a -20% return on the Notes.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

The issuer of each Reference Stock is registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information required by the Securities and Exchange Commission (“SEC”). This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the issuers of the Reference Stocks with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information filed with the SEC by the Reference Stock issuers under the Exchange Act can be located by referencing their SEC file numbers. In addition, information about the Reference Stock issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by any issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

American International Group, Inc.

American International Group, Inc. is a holding company which, through its subsidiaries, provides a varied range of insurance and insurance-related services in the United States and abroad. Its main services include general insurance, life insurance, retirement services operations, financial services and asset management.

Baidu, Inc.

Baidu, Inc. operates an Internet search engine. The company offers algorithmic search, enterprise search, pay for performance and news, MP3 and image searches.

Barrick Gold Corporation

Barrick Gold Corporation is an international gold company with operating mines and development projects in the United States, Canada, South America, Australia and Africa.

Bunge Limited

Bunge Limited is an integrated global agribusiness and food company spanning the farm-to-consumer food chain. It processes soybeans, produces and supplies fertilizer, manufactures edible oils and shortenings, mills dry corn and wheat, manufactures isolated soybean protein, and produces other food products. The company has primary operations in North and South America.

Cabot Oil & Gas Corporation

Cabot Oil & Gas Corporation is an independent oil and gas company that develops, exploits and explores oil and gas properties located in North America. The company holds interests in Appalachian Basin, onshore Gulf Coast, including south and east Texas and north Louisiana, the Rocky Mountains, the Anadarko Basin and the deep gas basin of Western Canada.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Chipotle Mexican Grill, Inc.

Chipotle Mexican Grill, Inc. owns and operates quick serve Mexican restaurants. The company operates restaurants throughout the United States.

FedEx Corp.

FedEx Corp. delivers packages and freight to multiple countries and territories through an integrated global network. The company provides worldwide express delivery, ground small-parcel delivery, less-than-truckload freight delivery, supply chain management services, customs brokerage services and trade facilitation and electronic commerce solutions.

Freeport-McMoRan Copper & Gold Inc.

Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. It primarily mines for copper and owns mining interests in Chile and Indonesia. The company also, through a subsidiary, is involved in smelting and refining of copper concentrates.

Google Inc.

Google Inc. is a global technology company that provides a web based search engine through its website. The company offers a wide range of search options, including web, image, groups, directory and news searches.

Hess Corporation

Hess Corporation is a global integrated energy company. It explores for, produces, markets and refines crude oil and natural gas. The company operates in countries that include Algeria, Australia, Azerbaijan, Brazil, Denmark, Egypt, Equatorial Guinea, Gabon, Ghana, Indonesia, Libya, Malaysia, Norway, Peru, Russia, Thailand, the United Kingdom and the United States.

Las Vegas Sands Corp.

Las Vegas Sands Corp. owns and operates casino resorts and convention centers. The company operates in United States, Macau and Singapore. Its casinos offer a wide range of gaming activities, entertainment and overnight accommodations, while its expo centers host a wide range of entertainment shows, expositions and other activities.

Newmont Mining Corporation

Newmont Mining Corporation acquires, explores and develops mineral properties. It produces gold from operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, New Zealand and Mexico. The company also mines and processes copper in Indonesia.

Petroleo Brasileiro S.A. - Petrobras

Petroleo Brasileiro S.A. - Petrobras explores for and produces oil and natural gas. It refines, markets and supplies oil products. The company operates oil tankers, distribution pipelines, marine, river and lake terminals, thermal power plants, fertilizer plants and petrochemical units in South America and elsewhere around the world.

Plains Exploration & Production Company

Plains Exploration & Production Company is an independent oil and gas company with onshore and offshore operations in California, West Texas, East Texas and the Gulf Coast region. The company is primarily involved in the upstream activities of acquiring, exploiting, developing and producing oil and gas.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Silver Wheaton Corporation

Silver Wheaton Corporation purchases and sells by-product silver from operating mines. The company has long term contracts to purchase all or a portion of the silver production from mines in Mexico, Sweden, Peru, Greece and the United States.

Suncor Energy, Inc.

Suncor Energy, Inc. is an integrated energy company focused on developing the Athabasca oil sands basin. The company extracts and upgrades oil sands into refinery feedstock and diesel fuel, explores for, develops and produces natural gas, refines crude oil, markets a range of petroleum and petrochemical products, and operates crude oil pipelines and retail petroleum stations.

United Continental Holdings Inc.

United Continental Holdings Inc. is an airline holding company. The company owns and operates airlines that transports persons, property and mail throughout the United States and abroad.

Wynn Resorts Limited

Wynn Resorts Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada and in Macau, China. The company features guest rooms and suits, restaurants, golf courses and on-site luxury automotive dealerships.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Historical Information

The graphs below set forth the recent historical performances of each of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end Closing Prices of each Reference Stock. The information provided in each table is for the four calendar quarters of 2007, 2008, 2009, the first three quarters of 2010, as well as for the period from October 1, 2010 through October 7, 2010.

We obtained the information regarding the historical performance of the Reference Stocks in the graphs and tables below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical performance of the Reference Stocks should not be taken as an indication of their future performance or what the value of the notes may be, and no assurance can be given as to the price of any Reference Stock on the Valuation Date. We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

American International Group, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	1449.00	1307.60	1344.40
3/31/2007	6/29/2007	1459.40	1323.00	1400.60
6/30/2007	9/28/2007	1413.60	1200.00	1353.00
9/29/2007	12/31/2007	1402.60	1017.20	1166.00

1/1/2008	3/31/2008	1188.40	770.00	865.00
4/1/2008	6/30/2008	990.00	527.40	529.20
7/1/2008	9/30/2008	621.80	25.00	66.60
10/1/2008	12/31/2008	99.20	27.00	31.40

1/1/2009	3/31/2009	39.80	6.60	20.00
4/1/2009	6/30/2009	43.80	19.40	23.20
7/1/2009	9/30/2009	55.90	8.22	44.11
10/1/2009	12/31/2009	47.41	27.40	29.98

1/1/2010	3/31/2010	38.45	21.54	34.14
4/1/2010	6/30/2010	45.90	32.11	34.44
7/1/2010	9/30/2010	42.19	32.51	39.10
10/1/2010	10/7/2010	41.39	38.30	40.47

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Baidu, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	13.41	9.35	9.66
3/31/2007	6/29/2007	17.20	9.28	16.80
6/30/2007	9/28/2007	30.44	16.10	28.97
9/29/2007	12/31/2007	42.92	28.07	39.04

1/1/2008	3/31/2008	39.77	20.12	23.96
4/1/2008	6/30/2008	38.29	24.30	31.30
7/1/2008	9/30/2008	35.34	22.70	24.82
10/1/2008	12/31/2008	27.48	10.05	13.06

1/1/2009	3/31/2009	19.77	10.50	17.66
4/1/2009	6/30/2009	31.00	17.10	30.11
7/1/2009	9/30/2009	40.80	26.80	39.11
10/1/2009	12/31/2009	44.33	35.30	41.12

1/1/2010	3/31/2010	62.85	38.48	59.70
4/1/2010	6/30/2010	82.29	59.70	68.08
7/1/2010	9/30/2010	107.19	65.90	102.62
10/1/2010	10/7/2010	103.50	95.12	98.49

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Barrick Gold Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	32.56	26.94	28.55
3/31/2007	6/29/2007	31.48	27.71	29.07
6/30/2007	9/28/2007	41.13	28.94	40.28
9/29/2007	12/31/2007	47.71	37.05	42.05

1/1/2008	3/31/2008	54.74	41.54	43.45
4/1/2008	6/30/2008	46.20	37.00	45.50
7/1/2008	9/30/2008	52.47	26.03	36.74
10/1/2008	12/31/2008	39.23	17.95	36.77

1/1/2009	3/31/2009	40.90	25.54	32.42
4/1/2009	6/30/2009	38.96	27.09	33.55
7/1/2009	9/30/2009	41.98	30.67	37.90
10/1/2009	12/31/2009	48.02	34.50	39.38

1/1/2010	3/31/2010	42.63	33.65	38.34
4/1/2010	6/30/2010	47.25	38.15	45.41
7/1/2010	9/30/2010	47.55	39.68	46.29
10/1/2010	10/7/2010	48.81	45.76	47.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Bunge Limited

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	85.68	69.93	82.22
3/31/2007	6/29/2007	84.75	71.00	84.50
6/30/2007	9/28/2007	107.76	80.73	107.45
9/29/2007	12/31/2007	125.41	100.64	116.41

1/1/2008	3/31/2008	135.00	84.80	86.88
4/1/2008	6/30/2008	127.64	86.37	107.69
7/1/2008	9/30/2008	106.67	58.83	63.18
10/1/2008	12/31/2008	65.23	27.60	51.77

1/1/2009	3/31/2009	60.80	38.76	56.65
4/1/2009	6/30/2009	69.67	45.85	60.25
7/1/2009	9/30/2009	72.96	54.00	62.61
10/1/2009	12/31/2009	68.92	56.00	63.83

1/1/2010	3/31/2010	72.74	56.87	61.63
4/1/2010	6/30/2010	62.74	45.36	49.19
7/1/2010	9/30/2010	61.96	45.85	59.16
10/1/2010	10/7/2010	59.57	54.80	58.76

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Cabot Oil & Gas Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	35.92	27.87	33.66
3/31/2007	6/29/2007	42.50	33.64	36.88
6/30/2007	9/28/2007	38.46	30.17	35.16
9/29/2007	12/31/2007	41.15	33.03	40.37

1/1/2008	3/31/2008	55.87	34.90	50.84
4/1/2008	6/30/2008	72.00	49.89	67.73
7/1/2008	9/30/2008	72.87	32.11	36.14
10/1/2008	12/31/2008	35.00	19.18	26.00

1/1/2009	3/31/2009	31.85	17.84	23.57
4/1/2009	6/30/2009	37.64	22.46	30.64
7/1/2009	9/30/2009	39.47	27.26	35.75
10/1/2009	12/31/2009	46.26	33.33	43.59

1/1/2010	3/31/2010	46.45	35.96	36.80
4/1/2010	6/30/2010	40.97	29.08	31.32
7/1/2010	9/30/2010	34.16	26.63	30.11
10/1/2010	10/7/2010	31.80	29.51	31.34

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Chipotle Mexican Grill, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	65.25	54.62	62.10
3/31/2007	6/29/2007	88.70	61.94	85.28
6/30/2007	9/28/2007	119.97	77.51	118.13
9/29/2007	12/31/2007	155.49	116.46	147.07

1/1/2008	3/31/2008	150.00	90.13	113.43
4/1/2008	6/30/2008	121.29	81.85	82.62
7/1/2008	9/30/2008	89.14	53.00	55.49
10/1/2008	12/31/2008	67.90	36.90	61.98

1/1/2009	3/31/2009	70.75	46.53	66.38
4/1/2009	6/30/2009	92.29	66.08	80.00
7/1/2009	9/30/2009	98.59	76.75	97.05
10/1/2009	12/31/2009	97.00	79.02	88.16

1/1/2010	3/31/2010	117.11	86.03	112.67
4/1/2010	6/30/2010	155.42	113.00	136.81
7/1/2010	9/30/2010	177.34	127.31	172.00
10/1/2010	10/7/2010	179.50	171.46	177.01

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

FedEx Corp.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	121.40	106.31	107.43
3/31/2007	6/29/2007	113.28	104.01	110.97
6/30/2007	9/28/2007	119.10	99.30	104.75
9/29/2007	12/31/2007	108.14	89.01	89.17

1/1/2008	3/31/2008	94.30	80.00	92.67
4/1/2008	6/30/2008	99.46	76.34	78.79
7/1/2008	9/30/2008	95.73	71.33	79.04
10/1/2008	12/31/2008	81.46	53.90	64.15

1/1/2009	3/31/2009	64.75	34.02	44.49
4/1/2009	6/30/2009	62.15	43.98	55.62
7/1/2009	9/30/2009	80.00	52.58	75.22
10/1/2009	12/31/2009	92.59	71.78	83.45

1/1/2010	3/31/2010	93.65	75.17	93.40
4/1/2010	6/30/2010	97.73	69.98	70.11
7/1/2010	9/30/2010	88.45	69.78	85.50
10/1/2010	10/7/2010	88.44	84.75	86.74

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Freeport-McMoRan Copper & Gold Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	67.19	48.98	66.19
3/31/2007	6/29/2007	85.50	65.62	82.82
6/30/2007	9/28/2007	110.48	67.08	104.89
9/29/2007	12/31/2007	120.20	85.71	102.44

1/1/2008	3/31/2008	107.37	69.10	96.22
4/1/2008	6/30/2008	127.23	93.00	117.19
7/1/2008	9/30/2008	117.08	51.24	56.85
10/1/2008	12/31/2008	56.20	15.70	24.44

1/1/2009	3/31/2009	43.45	21.17	38.11
4/1/2009	6/30/2009	61.55	36.60	50.11
7/1/2009	9/30/2009	73.43	43.19	68.61
10/1/2009	12/31/2009	87.35	63.01	80.29

1/1/2010	3/31/2010	90.55	66.04	83.54
4/1/2010	6/30/2010	88.30	58.24	59.13
7/1/2010	9/30/2010	87.92	56.71	85.39
10/1/2010	10/7/2010	94.35	86.37	91.40

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Google Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	513.00	437.00	458.16
3/31/2007	6/29/2007	534.99	452.12	523.38
6/30/2007	9/28/2007	571.75	480.51	567.27
9/29/2007	12/31/2007	747.24	569.61	691.48

1/1/2008	3/31/2008	697.37	412.11	440.47
4/1/2008	6/30/2008	602.45	441.00	526.42
7/1/2008	9/30/2008	555.61	380.78	400.52
10/1/2008	12/31/2008	416.80	247.30	307.65

1/1/2009	3/31/2009	381.00	282.75	348.06
4/1/2009	6/30/2009	447.34	340.61	421.59
7/1/2009	9/30/2009	507.00	396.00	495.85
10/1/2009	12/31/2009	625.90	482.60	619.98

1/1/2010	3/31/2010	629.51	520.00	567.01
4/1/2010	6/30/2010	597.83	444.72	444.95
7/1/2010	9/30/2010	536.75	433.63	525.79
10/1/2010	10/7/2010	539.97	518.86	530.01

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Hess Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	58.00	46.45	55.47
3/31/2007	6/29/2007	61.48	54.55	58.96
6/30/2007	9/28/2007	69.04	53.12	66.53
9/29/2007	12/31/2007	105.85	63.58	100.86

1/1/2008	3/31/2008	101.64	76.67	88.18
4/1/2008	6/30/2008	137.00	88.22	126.19
7/1/2008	9/30/2008	129.00	71.16	82.08
10/1/2008	12/31/2008	82.02	35.51	53.64

1/1/2009	3/31/2009	66.83	49.28	54.20
4/1/2009	6/30/2009	69.73	49.87	53.75
7/1/2009	9/30/2009	57.83	46.36	53.46
10/1/2009	12/31/2009	62.17	51.46	60.50

1/1/2010	3/31/2010	66.42	55.89	62.55
4/1/2010	6/30/2010	66.20	48.71	50.34
7/1/2010	9/30/2010	59.79	48.71	59.12
10/1/2010	10/7/2010	62.33	59.23	61.81

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Las Vegas Sands Corp.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	109.45	81.01	86.61
3/31/2007	6/29/2007	91.91	71.24	76.39
6/30/2007	9/28/2007	142.75	75.56	133.42
9/29/2007	12/31/2007	148.76	102.50	103.05

1/1/2008	3/31/2008	105.35	70.00	73.64
4/1/2008	6/30/2008	83.13	45.30	47.44
7/1/2008	9/30/2008	59.00	30.56	36.11
10/1/2008	12/31/2008	37.00	2.89	5.93

1/1/2009	3/31/2009	9.15	1.38	3.01
4/1/2009	6/30/2009	11.84	3.08	7.86
7/1/2009	9/30/2009	20.73	6.32	16.84
10/1/2009	12/31/2009	18.83	12.95	14.94

1/1/2010	3/31/2010	22.49	14.89	21.15
4/1/2010	6/30/2010	27.84	18.09	22.14
7/1/2010	9/30/2010	35.87	20.73	34.85
10/1/2010	10/7/2010	37.37	34.61	35.78

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Newmont Mining Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	48.33	40.53	41.99
3/31/2007	6/29/2007	45.25	38.09	39.06
6/30/2007	9/28/2007	48.42	38.01	44.73
9/29/2007	12/31/2007	56.35	44.25	48.83

1/1/2008	3/31/2008	57.55	44.74	45.30
4/1/2008	6/30/2008	53.24	42.36	52.16
7/1/2008	9/30/2008	53.76	35.80	38.76
10/1/2008	12/31/2008	41.79	21.18	40.70

1/1/2009	3/31/2009	47.30	34.40	44.76
4/1/2009	6/30/2009	49.84	37.55	40.87
7/1/2009	9/30/2009	48.00	36.78	44.02
10/1/2009	12/31/2009	56.44	41.45	47.31

1/1/2010	3/31/2010	52.56	42.80	50.93
4/1/2010	6/30/2010	62.61	50.86	61.74
7/1/2010	9/30/2010	65.50	54.31	62.81
10/1/2010	10/7/2010	65.11	62.01	63.03

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Petroleo Brasileiro S.A. – Petrobras

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	25.95	20.81	24.88
3/31/2007	6/29/2007	31.18	24.63	30.32
6/30/2007	9/28/2007	38.52	24.38	37.75
9/29/2007	12/31/2007	59.58	36.44	57.62

1/1/2008	3/31/2008	62.74	44.36	51.06
4/1/2008	6/30/2008	77.61	50.47	70.83
7/1/2008	9/30/2008	71.76	36.50	43.95
10/1/2008	12/31/2008	43.90	14.73	24.49

1/1/2009	3/31/2009	35.30	22.22	30.47
4/1/2009	6/30/2009	46.10	30.16	40.98
7/1/2009	9/30/2009	46.52	34.31	45.90
10/1/2009	12/31/2009	53.45	43.69	47.68

1/1/2010	3/31/2010	49.35	37.11	44.49
4/1/2010	6/30/2010	46.59	31.21	34.32
7/1/2010	9/30/2010	38.81	32.49	36.27
10/1/2010	10/7/2010	36.91	33.27	33.89

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Plains Exploration & Production Company

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	49.37	43.00	45.14
3/31/2007	6/29/2007	54.30	42.38	47.81
6/30/2007	9/28/2007	51.76	35.31	44.22
9/29/2007	12/31/2007	56.48	43.91	54.00

1/1/2008	3/31/2008	57.00	40.73	53.14
4/1/2008	6/30/2008	79.86	52.30	72.97
7/1/2008	9/30/2008	76.50	30.64	35.16
10/1/2008	12/31/2008	35.05	15.52	23.24

1/1/2009	3/31/2009	27.16	15.25	17.23
4/1/2009	6/30/2009	32.87	16.40	27.36
7/1/2009	9/30/2009	32.29	23.49	27.66
10/1/2009	12/31/2009	31.60	24.44	27.66

1/1/2010	3/31/2010	36.60	28.12	29.99
4/1/2010	6/30/2010	35.21	19.28	20.61
7/1/2010	9/30/2010	27.33	19.54	26.67
10/1/2010	10/7/2010	27.64	25.63	27.42

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Silver Wheaton Corporation

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	11.15	8.83	9.48
3/31/2007	6/29/2007	12.47	9.30	11.69
6/30/2007	9/28/2007	14.91	9.72	14.02
9/29/2007	12/31/2007	18.30	13.12	16.97

1/1/2008	3/31/2008	19.53	14.25	15.53
4/1/2008	6/30/2008	17.60	12.56	14.65
7/1/2008	9/30/2008	15.93	7.66	8.15
10/1/2008	12/31/2008	8.65	2.51	6.49

1/1/2009	3/31/2009	8.81	4.88	8.23
4/1/2009	6/30/2009	10.97	7.07	8.24
7/1/2009	9/30/2009	13.33	7.12	12.59
10/1/2009	12/31/2009	17.44	11.67	15.02

1/1/2010	3/31/2010	17.80	13.04	15.68
4/1/2010	6/30/2010	21.89	15.96	20.10
7/1/2010	9/30/2010	27.10	17.64	26.65
10/1/2010	10/7/2010	27.30	25.61	26.04

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Suncor Energy, Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	38.90	33.89	38.18
3/31/2007	6/29/2007	46.76	37.86	44.96
6/30/2007	9/28/2007	50.06	41.19	47.41
9/29/2007	12/31/2007	58.99	45.70	54.37

1/1/2008	3/31/2008	56.73	39.67	48.18
4/1/2008	6/30/2008	74.28	46.32	58.12
7/1/2008	9/30/2008	61.99	38.00	42.14
10/1/2008	12/31/2008	40.49	14.52	19.50

1/1/2009	3/31/2009	27.77	16.95	22.21
4/1/2009	6/30/2009	36.92	21.61	30.34
7/1/2009	9/30/2009	37.30	25.52	34.56
10/1/2009	12/31/2009	39.61	31.84	35.31

1/1/2010	3/31/2010	38.22	28.05	32.54
4/1/2010	6/30/2010	35.71	27.65	29.44
7/1/2010	9/30/2010	34.17	28.56	32.55
10/1/2010	10/7/2010	34.39	32.64	33.51

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

United Continental Holdings Inc.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	51.56	36.64	38.17
3/31/2007	6/29/2007	44.32	31.62	40.63
6/30/2007	9/28/2007	50.00	35.90	46.53
9/29/2007	12/31/2007	51.60	33.48	35.66

1/1/2008	3/31/2008	41.45	19.71	21.53
4/1/2008	6/30/2008	24.87	5.22	5.22
7/1/2008	9/30/2008	15.84	2.80	8.79
10/1/2008	12/31/2008	16.73	4.55	11.02

1/1/2009	3/31/2009	12.88	3.45	4.48
4/1/2009	6/30/2009	6.90	3.08	3.19
7/1/2009	9/30/2009	9.76	3.07	9.22
10/1/2009	12/31/2009	13.33	6.23	12.91

1/1/2010	3/31/2010	20.59	12.14	19.55
4/1/2010	6/30/2010	24.58	16.39	20.56
7/1/2010	9/30/2010	24.55	18.43	23.63
10/1/2010	10/7/2010	25.82	23.76	25.72

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

Wynn Resorts Limited

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	114.60	89.06	94.86
3/31/2007	6/29/2007	107.97	85.53	89.69
6/30/2007	9/28/2007	168.79	88.42	157.56
9/29/2007	12/31/2007	176.14	110.50	112.13

1/1/2008	3/31/2008	124.77	90.92	100.64
4/1/2008	6/30/2008	116.54	77.67	81.35
7/1/2008	9/30/2008	119.73	69.27	81.64
10/1/2008	12/31/2008	83.69	28.21	42.26

1/1/2009	3/31/2009	55.39	14.50	19.97
4/1/2009	6/30/2009	50.76	19.52	35.30
7/1/2009	9/30/2009	74.89	29.05	70.89
10/1/2009	12/31/2009	71.50	51.74	58.23

1/1/2010	3/31/2010	77.95	59.70	75.83
4/1/2010	6/30/2010	93.99	71.00	76.27
7/1/2010	9/30/2010	95.85	73.12	86.77
10/1/2010	10/7/2010	93.20	85.81	89.27

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation

Bullish Enhanced Return Notes Linked to a Basket of 18 Equity Securities, Due October 10, 2012

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about October 12, 2010, which is the second (2nd) business day following the Pricing Date (this settlement cycle being referred to as “T+2”).  See “Supplemental Plan of Distribution” in the prospectus supplement dated January 11, 2010.

RBC Capital Markets Corporation